As filed with the Securities and Exchange Commission on January 15, 2008.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Skreem Records Corporation
(Name of Small Business Issuer in its Charter)

Florida	3470	20-8715508
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification No.)

Skreem Records Corporation
11637 Orpington Street
Orlando, FL 32817
Attention: Karen Aalders
(407) 207-0400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Skreem Records Corporation
11637 Orpington Street
Orlando, FL 32817
Attention: Karen Aalders
(407) 207-0400

(Name, address, including zip code, and telephone number, Including area code, of agent for service)

Copies of communications to:
Michael S. Krome, Esq.
8 Teak Court
Lake Grove, New York 11755
Telephone No.: (631) 737-8381
Facsimile No.: (631) 737-8382

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee
		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)

Common Stock,(1)	2,000,000(2)	$0.50	$1,000,000	$307.00
Par value $.0001
Per share

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and is subject to completion and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion dated January 15, 2008

Skreem Records Corporation
2,000,000 shares of common stock

Total represents 2,000,000 shares of common stock of the registrant shares are to be issued and sold directly by the Company, from time to time. The Company is attempting to sell a minimum of 250,000 shares with a maximum of 2,000,000 shares, in a self offering

The shares offered by the Company are being offered without an underwriter, on a 250,000 minimum and 2,000,000 maximum basis. There will be no escrow of funds from the sale of the shares offered by the Company. The shares offered by the Company are being offered at $0.50 per share. There are no underwriting discounts. The total maximum amount of the offering by the Company is $1,000,000 based on 2,000,000 shares sold at $0.50 per share. This offering will end one year from the effective date of the Prospectus.

MARKET FOR THE SHARES
No market currently exists for our shares. The price reflected in this Prospectus of $0.50 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

The securities offered in this prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our company and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.

ABOUT OUR COMPANY

How our company is organized

Skreem Records Corporation is an entertainment development, marketing and production company formed in May 2006. Originally the recording and artist management division for an international entertainment media company with multiple hit releases, Skreem Records was formed to continue these operations globally.

Any information contained on our website should not be considered as part of this prospectus. The information contained on our website is used for disseminating sales and marketing purposes

Where you can find us

The Company’s executive offices, located at 11637 Orpington Street, Orlando, FL 32817, (407) 207-0400 is low-day and cost effective, mirroring the company’s frugal approach to controlling costs to maximize returns.

ABILITY OF COMPANY TO CONTINUE AS A GOING CONCERN

Skreem Records Corporation reported a net loss for the nine month period ended September 30, 2007. The footnotes with respect to Skreem Records Corporation’s unaudited financial statements for the nine month period ended September 30, 2007 stated that Skreem Records Corporation had recurring losses from operations, a working capital deficit and limited sources of additional liquidity, all of which raise substantial doubt about Skreem Records Corporation’s ability to continue as a going concern. The financial statements as of and for the period ended September 30, 2007, were prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. Management recognizes that the continuation of Skreem Records Corporation as a going concern is dependent upon the achievement of profitability, positive cash flow from operations and the generation of adequate funds to meet its ongoing obligations. Skreem Records Corporation continues to seek additional liquidity to improve its working capital position through the Self Offering conducted herein, and the possible exercise of the common stock warrants also contained in this registration statement. However, no assurance can be given that the Offering will be successful or that Skreem Records Corporation will be able to generate net income in the future. See “Management’s Discussion and Analysis and Results of Operations” and the financial statements and notes thereto presented elsewhere in this Prospectus.

Use of Proceeds

Skreem Records Corporation will receive the proceeds of the 2,000,000 shares, to be sold in the future directly by the Company, from time to time. The Company will only receive the proceeds from the sale of the shares by the Company, if sold. There is no guarantee that the offered shares will be sold.

OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 2,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.50 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $1,000,000. The expenses associated with this offering are estimated to be $20,079 or approximately 2% of the gross proceeds of $1,000,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

THE OFFERING

Shares offered in this offering to be sold by Company	2,000,000 shares
Shares Outstanding as of January 11, 2008:	29,160,000 shares
Shares Outstanding after sale of shares to be sold
by the Company	31,160,000 shares

Gross proceeds: Gross proceeds from the sale of up to 2,000,000 shares of our common stock will be $80,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to develop a fully operational valid prototype of the device and attempt to bring our product to market.

There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Our Trading Symbol

The Common Stock of Skreem Records Corporation does not have a trading symbol at this time.

As of January 11, 2008, there were approximately 24 shareholders of record for the Company’s common stock and options granted

SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below is derived from the detailed financial statements appearing elsewhere in this prospectus. This information should be read in conjunction with those financial statements and related notes, and the “use of Proceeds” and “Plan of Operation” sections included in the prospectus.

December 31, 2006
Balance Sheet Data:
Cash and Cash equivalents	$-0-
Total assets	-0-
Total liabilities	18,200
Stockholders’ Deficit	(18,200)

Statement of Operations Data:

	For The Period From May 10, 2006 (Inception)
	Through December 31, 2006		September 30, 2007
Revenues	$	- 0 -	$4,409
Total cost and expenses		- 0 -	313,896
Net loss		- 0 -	(72,716)
Net loss per share		$(18,200)	0.00
Weighted average number of shares
Outstanding - basic and diluted		18,200,000	28,448,913

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Risk Factors Related to Skreem Records Corporation:

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We have, in our history, generated limited revenues from operations, have incurred substantial expenses and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

Our independent registered public accounting firm issued a report for the period ended December 31, 2006 that contained a “going concern” explanatory paragraph.

Our independent registered public accounting firm issued a report on their audit of our financial statements as of and for the period ended December 31, 2006. Our notes to the financial statements disclose that Skreem Records Corporation’s cash flows have been absorbed in operating activities and has incurred net losses for the period ended September 30, 2007, and has a working capital deficiency. In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations. The independent registered public accounting firm’s report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the independent registered public accounting firm's report and examine our financial statements.

If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired.

 Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on our key personnel for continued research and development of our technology and Products and the introduction of new uses for them, and if we lose those personnel, our business would fail.

Our future success depends, in significant part, upon the continued service of our senior management. Tony Harrison and Justin Martin are the individuals that have developed our music and processes and continue to develop our music and products. The loss of either of these individuals, particularly in the early stages of our operations and development of new equipment and products, would significantly hurt our business. We do not maintain key man life insurance covering either of them. Our future success also depends on our ability to try and attract and retain highly qualified personnel. Competition for such personnel is intense, and we may experience difficulties in attracting the required number and caliber of such individuals. If we were unable to hire and retain personnel in key positions, our business could fail. As a result, we might incur substantially more expenses than income and might not have enough resources to fund growth that may be commercially viable.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance

We will need additional capital to allow us to expand our business plan to increase capacity to produce our music and market our music and products and such financing may be unavailable or too costly.

Our ability to continue research and develop the core technologies and products that we are planning to utilize is dependent on our ability to secure financing and allocate sufficient funds required to support our marketing activity. Additional financing may not be available on favorable terms or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry.

There Is No Assurance That Our Customers Purchase our Music.

We can not make any determination that the music we produce and market will be in demand and purchased by the public.

Risks Related to Offering:

Management beneficially owns approximately 33% of our common stock and their interest could conflict with yours.

Our Management, beneficially own approximately 33% of our outstanding common stock. As a result, management may be able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders. Jeffrey Martin, in conjunction with our Management, owns a total of 91% of our outstanding common stock. As a result, Mr. Martin and Management have absolute control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.

Future sales of common stock by our existing shareholders could adversely affect our stock price.

As of January 8, 2008, Skreem Records Corporation has 29,160,000 issued and outstanding shares of Common Stock, not including the stock directly by the Company in this offering. The 2,000,000 additional shares are being registered with this offering. Of the total shares issued and outstanding as of January 8, 2008, a total of 29,160,000 shares belong to shareholders subject to Rule 144, and are “restricted securities” as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act, or pursuant to this Registration Statement. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our Common Stock. This problem would be exacerbated if we continue to issue Common Stock in exchange for services.

We expect to issue additional stock in the future to finance our business plan and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.

As of January 11, 2008, there were 29,160,000 issued and outstanding shares of Common Stock. If all the shares of stock being offered directly by the Company in this offering were sold, we would have a total of 31,160,000 shares issued and outstanding. Subsequent to the effective date of this offering, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a later registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.

We may not be able to obtain a trading market for your shares.

Trading in our Common Stock, if any, is intended to be conducted on the OTC Bulletin Board operated by the NASD, if and when, we obtain a listing. We have made application to the NASD to list these shares on the Over the Counter Bulletin Board operated by the NASD. Said application is still pending. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be more difficult to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the so-called “pink sheets”. Consequently, selling your Common Stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of Skreem Records Corporation may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

It is more difficult for our shareholders to sell their shares because we are not, and may never be, eligible for NASDAQ or any National Stock Exchange.

We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock

We may require additional funds to achieve our current business strategy, which we may not be able to obtain which would affect our ability to operate.

Skreem Records Corporation is a relatively new business entity with limited capital resources. Its future plans may require significant capital, which may not be available on an as needed basis. If the Company’s capital is insufficient to reach and impact their targeted market, they may not be able to achieve the intended goals and objectives, or succeed in its industry.

Risks of leverage and debt service requirements may hamper our ability to operate and grow our revenues.

The Company's debt to equity ratio is likely to be high at the commencement of operations due to the requirement of borrowing funds to continue operations. High leverage creates risks, including the risk of default as well as operating and financing constraints likely to be imposed by prospective lenders. The interest expense associated with the Company's anticipated debt burden may be substantial and may create a significant drain on the Company's future cash flow, especially in the early years of operation. Any such operating or financing constraints imposed by the Company's lenders as well as the interest expense created by the Company's debt burden could place the Company at a disadvantage relative to other better capitalized service providers and increase the impact of competitive pressures within the Company's markets.

No assurances that the Company will be successful in implementing its business plan and we may fail in our marketing efforts.

All investments will be available for use by the Company immediately upon payment and subscription by the investor and will not be available for refund to investors if the offering fails to raise sufficient funds to complete the business plan of the Company. Investors can have no assurances that the Company will be able to raise funds from other sources to complete its business plan.

Competition may have a material impact on our ability to sell our Technology and Products.

The Company faces substantial competition from a number of providers of similar services. Many of the Company's competitors, particularly those competitors who are large, have substantially greater financial, manufacturing, marketing and technical resources; have greater name recognition and customer allegiance than the Company. This may affect our ability to attract business and limit the opportunities to generate revenues.

Forward Looking Information

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company’s future financial position and operating results. The words “expect” “anticipate” and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Reliance on Management.

The investors will have no rights to participate in the management decisions of the Company; the shareholder will only have such rights as other shareholders.

USE OF PROCEEDS

The Company intends to use the net proceeds of this Offering for the following:

	Maximum	Minimum
Signing and promoting Justin Martin	$250,000		$100,000
Licensing	$150,000		$-0-
Operating Expenses	$600,000	$	_25,000
	$1,000,000		$125,000

The amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues. Accordingly, our management will retain broad discretion in the allocation of the net proceeds of this Offering. There can be no assurance that the Company’s estimates will prove to be accurate or that unforeseen expenses will not occur. In the event that the 250,000 Shares (the Minimum) in this Offering, the Company anticipates that these proceeds will be able to satisfy the Company’s capital needs for approximately six months. In the event the Company sells 2,000,000 Shares in this Offering, the Company anticipates that these proceeds will be able to satisfy the Company’s capital needs for approximately 24 months. There can be no assurance that even if the Company sells the maximum shares that the proceeds will satisfy the Company’s needs for any determinate period of time.

DETERMINATION OF OFFERING PRICE

Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus $0.50 was determined by an arbitrary process based upon our internal, subjective evaluation. Among the factors considered in determining the initial estimated price of the common shares were:

1.	Our history and our prospects;

2.	The industry in which we operate;

3.	The status and development of our products and services;

4.	The previous experience of our executive officers; and

5.	The general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following is our plan of operation for the following 12 months, and should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

Overview

Skreem Records Corporation is an entertainment development, marketing and production company formed in May 2006. Originally the recording and artist management division for an international entertainment media company with multiple hit releases, Skreem Records Corp. was formed to continue the operations globally.

The Company’s executive offices in Orlando, FL are low-day and cost effective, mirroring the company’s frugal approach to controlling costs to maximize returns.

Brand Name

The early-stage growth company is now a recognized brand in the European market. Skreem Records Corporation focuses the initial release and tour of its artists in country-by-country launch and promotions that generate faster word-of-mouth and on-line viral campaigns. The Company targets rapid revenue growth niche markets for maximum return.

Market Panels

Skreem Records Corporation knows its market. Market intelligence is drawn from their “market panel”—concert venue managers, tour promoters, club DJs and select radio reps from around the globe. A variety of sources is used because the company believes that limiting marketing research to just a market slice or one concert tour or record release, is missing the big picture that is moving music worldwide.

Skreem Records Corporation’s market panel allows them to see beyond their current market to recognize consumer needs, to understand what drives them, to examine the company’s performance against the competition and track performance and control costs using a common sense approach.

Artist & Music Development

The Company’s core business is artist and music development, studio production and utilizing Internet media programs for delivery, sale and promotion. Staying ahead of the industry growth trends is part of every program developed for in-house artists or in partnerships and joint ventures with international labels and retailers.

Viral Marketing Campaigns

Skreem Records Corporation are marketed through viral media campaigns to generate download sales on iTunes and other Internet music marketing sites and to retail chains and television for music sales and ring tones. The Company’s on-line networking of international fan clubs is considered cutting edge for the industry.

The company is developing a network of music bloggers to sample and give opinions on new acts and pre-releases. Music is a world-wide industry, so the company’s marketing program to get bloggers to buzz new tunes will be done in a variety of languages.

Studio

Music and video production are done at the Company’s wholly owned subsidiary, Skreem Studios, LLC. Skreem Studio’s 10,000 square foot, high-end, state-of-the-art music and media production facility is used for recording corporate acts and is available 24/7 for advertising agencies, gaming companies, major corporations and national and regional music producers to record their artists and acts in the newly built studio.

Skreem Studios is poised to secure long-term recording and video production contracts from top-name music producers that principals in the company have worked with for more than twenty years. The Company has been approached by several leading international record labels for music and tour joint ventures and is expanding its product line to include an interact merchandising sales program.

Skreem Records Corporation and Skreem Studios have built their reputations by delivering cutting edge music and media content. With the fast-moving new media world, which has transformed the music industry, Skreem Records Corporation has developed new music marketing and delivery models that deliver profitable creative ways for sales to the end user, retailer and viral fan marketing campaigns.

Strength Through Experience

Run by top-industry professionals with a combined 75 years of experience between them and dozens of hit records on their walls, Skreem Records Corporation and Skreem Studios have the creative and business foundation to generate music and ticket sales through unique proprietary methods and media. With experience in developing hit acts like 3rd Wish and Captain Hollywood, which topped the European charts with multiple hits that broke tour sales records, the Company is positioned to be at the forefront of this changing industry.

A World Of Opportunities

The Company believes it is on the forefront of re-inventing the music business with development of compelling new acts and product delivery to key on-line communities and retailers through fan-based marketing systems. Skreem Records Corporation’s business strategy and business model is at the right time and place and has the right management to succeed.

The Company believes it has a new and better way of delivering to the marketplace music and products that will build demand in the future, no matter what changes the music business goes through.

One of the key components of international corporate market planning is their “no boundaries” internal slogan. Management is developing key vendor and media relationships so that Skreem Records can form and enter into strategic partnerships with theme park operators, gaming companies, advertising companies and cross-marketing campaigns with television and other music companies.

The “no boundaries” marketing motto has already lead to relationships with Sony, Universal and Wal-Mart that will be key to building long-term, solid shareholders’ equity. Negotiations to expand their launch and tour programs in Japan, Korea, Taiwan and China are underway.

Artist Partnerships

Skreem Records Corporation’s artist partnership program—whereby the Company shares in all revenue streams—separates it from labels like Sony and Columbia who get nothing from the tours and merchandising of the artists they develop. This significant revenue stream alone builds a solid base to the fast-track growth plan the Company is on.

While Skreem Records Corporation is not now a top-tier player in the music industry, the Company’s methodical plan to partner with artists to capture market share which builds the foundation for a public increasingly receptive of its records will prove out the track record it is moving along.

Delivering To Our Shareholders

Skreem Records Corporation will make available online and through financial sites up-do-date, current financial and business information. Press releases will be widely disseminated, put on the Company’s website as sent to international financial community. Regular shareholder update letters will be sent out through the transfer agent. The Company will exceed existing international standards and regulations, contracting the services of top legal and accounting professionals.

BUSINESS OF THE COMPANY - PRINCIPAL PRODUCTS AND SERVICES

The making of a recording act

Signing and promoting a recording act falls into two distinct categories. The first is the process of signing an already established group or artist and through avenues not readily available to the act, but available to the record company, promote the act to a level of widespread public recognition. The second is a company, through auditions and referrals, forms a group or hires an artist with the goal of achieving wide spread recognition. The principal difference financially between these alternatives is that an established act will take a larger percentage of the overall revenues because they absorbed the initial costs of getting started and promoting themselves before the recording deal happened, while normally all of the costs involved in developing the second type of group are borne on by the company which will need to recoup such costs. From the company’s vantage the second process results in more control over the product and a larger percentage of the revenues. Examples of the second categories are the signing groups “Menudo”, “New Kids On The Block”, and “O-Town”, “Back Street Boys” and “N-Sync” are examples of established acts that were signed after they were already in existence.

For company formed acts, the company provides the training coordinate and consultation that it deems necessary to produce a hit record. This includes, but is not limited to vocal coaching, choreography, fitness training, clothes, hair design, transportation, living expenses, as well as food and housing if necessary. In addition, the company finds and contracts with producers and writers to record songs that fit the style of the act as dictated by the company. The act records the songs, then performs them live to promote the sales of the records and increase radio airplay. A video is also made for further promotion in the television arena. Revenue is generated through record sales, performance fees, management fees, merchandising such as T-shirts, hats, etc., and publishing royalties. This includes publishing royalties that are paid in the event that the recording(s) are included on any compilations that are released by any other entity. From these revenues the company’s investment is repaid, after repayment, the remainder is split between the company and the act by percentages outline in the original recording agreement. All agreements are different as to percentages; however, the repayment of all money invested by the company before any payment is made to the act is standard practice.

In the case of established acts, the process is the same. The main difference is the revenue split between the act and the company, and creative control. The established act will always demand a higher percentage of the revenues and more control over the musical direction of the act and the selection of the material to be recorded. With new talent, this can be controlled in the first contract but will undoubtedly be an issued in future negotiations.

Record Sales

Prior to 1997 the record industry enjoyed tremendous success with record sales. The past six years however have presented a new problem in the form of the internet. Downloading, also referred to as file sharing, has hurt the record industry tremendously, especially in the pop music market. If someone wants a copy of a new song by their favorite artist they can simply sign on to one of the free file sharing web sites, type in the name of the song, and download it to their own computer. They can then make a compilation of their favorites, put the downloaded songs onto a CD and listen to them without the need of paying for them. This completely bypasses the record company, the publisher, and the writer, all of whom would normally have received royalties on the sale of those recordings. Steps are currently being taken by the major record companies nationwide to stop this practice. In the meantime everyone in the industry is searching for alternative ways to generate revenue beyond the traditional means that I’ve outlined.

Solutions we have initiated to insulate us from the downloading problem

In the United States we have one federal government that regulates copyrights, publishing, licensing, patenting, and most intellectual rights’ laws for all of the states collectively. Therefore, when a song is released in the U.S. all states have the right to airplay and sale of that song as long as they pay the predetermined royalty rates. These royalties are tracked by and then paid to performance organizations such as ASCAP and BMI who in turn disburse the money to their respective members who are listed as either writers or publishers (or both) of each song. Every writer and publisher in the U.S. must be a member of one of these organizations to collect royalties on a commercial record release. These royalties are paid every time a song is played or purchased. This includes TV themes, Musak (elevator music), night club performances, juke boxes, radio, etc.. There is a different rate for each type of venue, but it applies equally to all of the states.

In Europe, however, this is not the case. Each country is a governing entity unto itself. Therefore, when a song is released in Germany, it cannot be played, reproduced, or sold in Spain unless the company wishing to release it in Spain pays the license holder of the song a licensing fee for the Spanish rights to the song. This is the case between all countries except Germany, Austria, and Switzerland, also known as the “GAS Territory”. Through an agreement between these three countries, recorded and copyrighted materials can be released in all three without special licensing. Outside of those three, all other countries must pay a licensing fee.

Because the European countries are small and easily accessible by the general public, when a song is released in one country its existence becomes known in other countries very quickly through word of mouth and DJs that travel from country to country to perform, sometimes during the same weekend. As the popularity of the song grows it attains a “chart position”. A “chart” is a weekly report that lists songs currently in market order for sales, radio airplay, and DJ club play. These lists usually consist of the top selling or played 200 songs. There are DJ club charts, national charts, and radio charts that report publicly each week. The charts are posted on sites available to everyone on the internet. A song achieving the TOP 40 of any of these charts is considered a success and is in position to create future revenues in the areas of licensing and publishing. A good chart position creates a demand for the song (and act) in each marketplace. Record companies in each marketplace must then acquire the license for their country in order to release the song. This is done by paying the original license holder a fee that is negotiated based on the song’s current popularity, the highest chart position it has attained, and its predicted future popularity. The result is that the original license holder is paid a licensing fee by each country that wishes to release the song. Licensing fees for each song can range from $5,000.00 to $25,000.00 and more from each country depending on the popularity of the song and the act and the size of the country.

Why the European marketplace is ideal for establishing artists in our target market

Our target market is kids between 12 and 18 years of age, especially girls. Teenage girls in Europe make up the majority of the record buying public for pop music. They love American acts and want everything and anything the act has to offer as far as pictures, shirts, hats, CDs, autographs, etc. Since N-Sync has stopped touring there, few acts have come out to fill that void. The kids are hungry for new American talent with a fresh sound.

When developing a recording act in the U.S., the basic process has been the same for decades. Record a CD of songs then shop the CD to distributors and other larger record companies for distribution and promotional support. Next a single is chosen out of the CD of songs; it’s released, and followed by the release of the full CD. If the act doesn’t have an entire CD or close to it completed, they can almost be assured that no one will be interested. Although oversimplified, it generally is how it works. Producing a CD is expensive and time consuming. The cost of producing 12 or more songs that will stand up to the quality of what’s currently on the market by established artists can be astronomical.

The European market is just the opposite. The first step in the process is to record and release a single. This minimizes cost and time. Since this is established practice, there are limited problems with distribution companies or record companies (as long as they like the act). It also allows the Company to as far as musical direction and style before you commit to an entire CD of material. Then a second single is released. A video is produced for each single that’s simultaneously released. Concurrently, the act will be performing doing both paid and promotional live performances. Based on the success of these two releases, the company can then determine whether or not to take on the expense of a full CD.

Our target markets are net surfers. By creative use of the internet including a web site, online promotions such as giveaways, online chats with the act, contests with prizes such as a chance to spend a day with the act, free downloads of unreleased songs, etc., interest and record sales grows. One of the goals of all of this is to create excitement that will result sufficient record sales to attain a favorable position in the weekly charts because licensing fees are negotiated according to the popularity of the song, the act, and their position in the charts. While the act is working its live performances, internet chats, and recording, the company negotiates licenses with other companies for other countries. It will always be the license holding company’s prerogative to release any song it owns the license for in any country without any fees. It will however have to take on the expense of pressing and distribution if that avenue is chosen, but if the record is a success this will be offset by not having to split revenues. The company can also enter into a limited partnership with a different company in each country and share in the profits of the release while sharing the expenses if it so chooses.

The key element in our strategy

A key element in initiating and successfully implementing a marketing and development plan such as has been described is someone who knows the marketplace intimately and is respected by the people who do business in that marketplace. Tony Harrison, our President fits those requirements. He has both American and German citizenship and has lived in Germany for over 20 years. He’s known in the music industry as ‘Captain Hollywood”. As a performer, he’s one of the most respected in Europe. He has had worldwide hits and has been performing since 1985. He’s also worked as a choreographer and /or producer for such acts as LaToya Jackson, BackStreet Boys, Natural, and O-Town. He’s known by everyone in the record business in Europe and is highly respected for both his success as an entertainer and his knowledge of the industry since June 2003. As “Captain Hollywood” he has since had two songs in the top 20 dance charts and in the top 40 national charts. His years of experience in all aspects of the business have proven invaluable in successfully introducing Skreem Entertainment to the record industry in Europe.

Coming to American after European success

The final step is to introduce the act to the Americans. This process has been successfully achieved several times in the past with Back Street Boys, Britney Spears, N-Sync, and Snap. The act will be polished and roadworthy from time to time spent in Europe, and will have already been making money through record sales, publishing revenues, licensing fees, live performances, and merchandising. Also, they’ll have bragging rights with regards to having “Gold Records” in Europe. The catch there is that a gold record in the U.S. requires 500,000 copies sold. In Europe, depending on the country, a gold record can be earned with a few as 25,000 copies sold. American audiences do not generally realize this and assume that the act has sold many more records than they actually have sold. This is helpful in the American marketing campaign They also come to America with many record industry people, promoters, and managers already aware of them through industry connections in Europe. This is helpful when arranging for the act to perform nationally or with an already established American act, which is the most tried and true way of introducing the act and their songs to the public.

All of this leads to launching a recording act that has the potential of creating an enormous return on a much lower investment than would be necessary to achieve the same results by starting out in the American market.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

GOVERNMENT REGULATIONS

We estimate that there is no material cost to comply with any environmental laws of the Federal, State or Local governments. Any compliance, we believe that any cost and/or compliance is the responsibility of the end user.

MANAGEMENT

The directors and officers of the Company are listed below with information about their respective backgrounds. Each Director is elected to serve a one year term, until the next annual meeting of the shareholders or until their successor is elected (or appointed) and qualified.

The executives and directors currently serving the Company are as follows:

Name	Age	Position
Tony Harrison	42	President, Chief Executive Officer and Director
Justin Martin	25	Vice President and Director
Karen Aalders	57	Secretary / Treasurer and Director

Tony Harrison. Mr. Harrison joined Skreem Records Corp. in April, 2007, as Chief Executive Officer and director. Since 1996 he has operated a recording studio just outside Cologne Germany and produces records in Europe under the Captain Hollywood label.

Justin Martin. Mr. Martin joined the Company in April, 2007, as Vice President and director. Mr. Martin was formerly a part of the famous music group “3rd Wish”, who for the most part made a name for themselves in the European market.

Karen Aalders. Ms. Aalders joined the Company in May, 2006 as its Secretary / Treasurer and a director. From 1994 to 1999, Ms. Aalders was employed by Martin Consultants, Inc. as Secretary / Treasurer. From 1990 to 1994 she was employed by Sorex Medical of Salt Lake City where she had oversight responsibility of purchasing and customer service.

EXECUTIVE COMPENSATION

Each operating officer is entitled to an annual base salary of $60,000, plus reimbursement for documented out-of-pocket expenses. The Board of Directors also plans to grant non-qualified options annually to each officer as additional future compensation for services rendered. The timing and extent of such option grants are made at the sole discretion of the Board of Directors and have an exercise price equal to the estimated fair-market-value on the date of the grant. There is no other compensation given beyond the annual base salaries and option grants. The following Summary Compensation Table sets forth the compensation for each executive officer for the past three fiscal years ended September 30th;

Summary Compensation Table

	Fiscal	Annual	Long-term Compensation;
Name & Position	Year	Salary	Securities Underlying Options
Tony Harrison, President	2007	56,400	none
Justin Martin, Vice-President	2007	12,400	none
Karen Aalders	2007	- 0 -	none

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each executive officer is elected annually by the Board of Directors to hold their respective office until the annual meeting of shareholders and until their successors is chosen and qualified.

DESCRIPTION OF PROPERTY

The Company currently operates from a leased facility located at 11637 Orpington Street, Orlando, FL 32817. This facility contains 2,000 square feet of office space. There is no lease or lease payment on the facility as it is owned by the Company’s principal shareholder.

EMPLOYEES

The company has six full time employees, including its operating officers, which are employed by the Company on a full-time basis. Additionally, there is one part-time employee. None of the employees are covered by a collective bargaining or similar agreement. The Company believes it has good relations with all of the employees.

LITIGATION

The Company is not engaged in any litigation, nor is any litigation pending or been threatened.

EMPLOYMENT AGREEMENTS

As of the date of this filing, we do not have any formal written employment agreements with any officer or director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company promotes an artist who is the son of Jeff Martin, the company’s controlling shareholder.

PRINCIPAL STOCKHOLDERS

The following table describes, as of January 11, 2008, the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.

	Number of	Percentage of	Percentage of Shares Owned after
	Shares Beneficially	Shares Owned prior	sale of Shares in
Identity of Stockholder or Group	Owned (1)	to Offering	Offering (2)

Jeff Martin	17,000,000	58.2%	54.5%
11637 Orpington Street
Orlando, FL 32817

Tony Harrison	4,900,000	16.8%	15.7%
c/o the Company

Justin Martin	3,000,000	10.2%	9.6%
c/o the Company

Karen Aalders	1,830,000	6.2%	5.8%
c/o the Company

All Officers and Directors as	9,730,000	33.3%	31.2%
A Group (3 Persons)

* Less than 5%

(1)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

(2)	Assumes sale of all 2,000,000 shares in this offering

DILUTION

Purchasers of securities in this offering will experience immediate dilution and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net book tangible value as of September 30, 2007 was $1,364,213 or $0.045 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2007, as adjusted to give effect to the receipt of net proceeds from the sale of the 2,000,000 shares of common stock for $0.50, which represents net proceeds after deducting estimated offering expenses of $77,787. This represents an immediate increase of $0.041 per share to existing shareholders and an immediate and substantial dilution of $0.496 per share, or approximately 99%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma book value per share of our common stock immediately following this offering.

SHARES ELIGIBLE FOR FUTURE SALE

As of January 11, 2008, Skreem Records Corporation has 29,160,000 issued and outstanding shares of Common Stock. Assuming the 2,000,000 shares to be sold by the Company are sold, there will be a total of 31,190,000 shares issued and outstanding. The shares held by the officers and directors and other entities holding more than 5% of the issued and outstanding shares of the Company will be subject to the volume selling requirements of Rule 144.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

(i) One percent of the outstanding shares of Common Stock; or

(ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about Skreem Records Corporation. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. Skreem Records Corporation is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See “Risk Factors--Shares Eligible for Future Sale” and “Risk Factors--Possible Volatility of Stock Price.”

DESCRIPTION OF SECURITIES

The authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share. As of January 11, 2008, there were 29,160,000 shares of Common Stock issued and outstanding. This does not include the 2,000,000 shares being registered in this Registration Statement to be sold by the Company, if possible, from time to time. The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

Common Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.50 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.50 per share. If all 2,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.50 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (I) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 2 I I application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Tony Harrison, Justin Martin nor Karen Aalders who are officers of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither Tony Harrison, Justin Martin nor Karen Aalders are not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Skreem Records Corp.”

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

UNDERWRITERS

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this SB-2 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

REGULA TION M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-l, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS REGARDING INDEMIFICATION OF DIRECTORS AND OFFICERS REGARDING INDEMNIFICATION

The Certificate of Incorporation of the Company provides indemnification to the fullest extent permitted by Florida law for any person whom the Company may indemnify thereunder, including directors, officers, employees and agents of the Company. In addition, the Certificate of Incorporation, as permitted under the Florida General Corporation Law, eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by directors which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Florida law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the “Acts”) as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

FLORIDA ANTI-TAKEOVER LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS

Provisions of Florida law and our Certificate of Incorporation and By-Laws could make more difficult our acquisition by a third party and the removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

We are subject to the Florida General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Florida corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

(i)	The Board of Directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

(ii)
Upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

(iii)	On subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.

WHERE YOU CAN FIND MORE INFORMATION

Upon effectiveness of this registration statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock issued and issuable upon exercise of warrants to be sold by the selling stockholders. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

TRANSFER AGENT

The Transfer Agent and Registrar for the common stock is OTC Stock Transfer, 231 East 2100 South, Salt Lake City, Utah.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Skreem Records Corporation. Michael S. Krome, Esq., is the holder of a total of 40,000 shares of common stock, part of which is a portion of his legal fees. Furthermore, none of the experts was hired on a contingent basis and none of the other experts named herein will receive a direct or indirect interest in Skreem Records Corporation, other than Mr. Krome.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Michael S. Krome, Esq., 8 Teak Court, Lake Grove, New York 11755, (631) 737-8381.

EXPERTS

Our audited financial statements as of December 31, 2006 and for the period then ended, have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of independent auditors, dated January 7, 2008 upon authority as experts in accounting and auditing. McElravy, Kinchen & Associates, P.C.’s report on the financial statements can be found at the end of this prospectus and in the registration statement.

Skreem Records Corporation

FINANCIAL STATEMENTS

AS OF AND FOR THE PERIODS ENDED

DECEMBER 31, 2006 and SEPTEMBER 30, 2007 (Unaudited)

AND

FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2007 (Unaudited)
AND
FOR THE PERIOD FROM MAY 10, 2006 (INCEPTION)
THROUGH DECEMBER 31, 2006 AND SEPTEMBER 30, 2007 (Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Skreem Records Corporation

We have audited the accompanying balance sheet of Skreem Records Corporation (a development stage company) as of December 31, 2006, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from May 10, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skreem Records Corporation as of December 31, 2006, and the results of its operations, changes in stockholders' equity and cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McElravy, Kinchen & Associates, P.C.
www.mkacpas.com
Houston, Texas
January 7, 2008

 Skreem Records Corporation
(A Development Stage Company)
Balance Sheet
As of December 31, 2006

ASSETS:
Current assets:
Cash	$-

Total current assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$-

Total Current Liabilities	-

TOTAL LIABILITIES	-

Stockholders' Equity:
Common Stock, $.001 par value; 50,000,000 shares authorized, 18,100,000 issued and outstanding	18,200
Stock subscription receivable	(18,200)
Deficit accumulated during the development stage	-

Total Stockholders' Equity	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$-

See the accompany summary of accounting policies and notes to the financial statements.

Skreem Records Corporation
(A Development Stage Company)
Statements of Operations
For the Period from May 10, 2006 (Inception) Through December 31, 2006

Expenses:
Total Operating Expenses	$-

Net Income	$-

Net Income per Common Share - Basic and Diluted	$0.00

Per Share Information:
Weighted Average Number of Common Stock
Shares Outstanding - Basic and Diluted	18,200,000

See the accompany summary of accounting policies and notes to the financial statements.

Skreem Records Corporation
(A Development Stage Company)
Statement of Cash Flows
For the Period from May 10, 2006 (Inception) Through December 31, 2006

Cash Flows from Operating Activities:
Net Income	$-

Net Cash Flows Used in Operations	-

Net Increase (Decrease) in Cash	-

Cash and cash equivalents - Beginning of period	-

Cash and cash equivalents - End of period	$-

SUPPLEMENTARY INFORMATION
Interest Paid	$-
Taxes Paid	$-

  See the accompany summary of accounting policies and notes to the financial statements.

Skreem Records Corporation
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
From May 10, 2006 (Inception) Through December 31, 2006

Deficit
Accumulated
			Stock	During the	Total
	Common Stock		Subscription	Development	Stockholders'
	Shares	Amount	Receivable	Stage	Equity

Inception - May 10, 2006	-	$-	$-	$-	$-
Issuance of founders shares	18,200,000	18,200	(18,200)	-	-
Net loss for the year	-	-	-	-	-
Balances - December 31, 2006	18,200,000	$18,200	$(18,200)	$-	$-

See the accompany summary of accounting policies and notes to the financial statements.

Skreem Records Corporation
Notes to Financial Statements
(A Development Stage Company)

1. Summary of Significant Accounting Policies

Skreem Records Corporation (the Company) was formed on March 10, 2006, but was dormant through December 31, 2006.

The Company’s business is to search for recording talent, sign the talent to contracts, and to promote and fund the talent. The Company may incur costs to develop unrecognized talent such as vocal coaching, choreography, fitness training, clothing, hair design, transportation and living expenses. Additionally, the company may incur these costs as well as promotional, tour costs and recording costs for established talent as well as its developed talent. Revenue is generated through sales of recordings, performance fees, management fees, merchandising and publishing royalties. Through these revenue sources the Company recovers the cost it has invested in the talent and then shares in a percentage of the excess proceeds according to the terms of individual contracts.

Basis of Presentation

The Company follows accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. Skreem considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, and collectability is reasonably assured. Revenue that is billed in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.
Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2006, there were no cash equivalents.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard (“SFAS”) No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Fair Value of Financial Instruments

Financial instruments, including cash, receivables, accounts payable, and notes payable are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with market rates.  No adjustments have been made in the current period.

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense or benefits for the periods ending December 31, 2006.

Basic and Diluted Net Income Per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Statement of Financial Accounting Standards no.123(R) or SFAS No. 123(R), Share-Based Payments, and Staff Accounting Bulletin No. 107, or SAB 107, Share-Based Payments.  The company accounts for the stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, or SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments with Variable Terms That Are Issued for Consideration other Than Employee Services under FASB Statement no. 123.
The Company did not grant any stock options during the period ended December 31, 2006.

Recent Accounting Pronouncements

Skreem does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

2	Going Concern

Skreem’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. The Company has insufficient working capital to meet operating needs for the next twelve months as of December 31, 2006, all of which raise substantial doubt about Skreem’s ability to continue as a going concern.

3.	Capital Stock

In May 2006, the Company authorized the issuance of 18,200,000 shares of common stock to the Company’s founders.

As of December 31, 2006, the funding of the founders’ shares is recognized as subscription receivable.

In the months of April through June 2007, the payment for founders’ shares subscriptions receivable was received.

4.	Subsequent Events

The Company did not commence operations until April 1, 2007 when it acquired a 100% interest in Skreem Studios LLC (the Subsidiary). Skreem Studios LLC was formed on October 7, 2005 as a limited liability company with the beneficial interest held by one of the Company’s shareholders, Jeffrey Martin, and by Tony Harrison, who was given shares in exchange for his ownership interest in the Subsidiary. The Subsidiary initiated pre-commencement activity in May 2006, renting a studio facility, acquiring equipment, building out two studios and incurring other pre-operational expenses. On April 1, 2007 the Company acquired the Subsidiary through a debt and stock exchange and since the exchange took place between entities under common control (Jeffery Martin controlled both entities) the value of the acquired entity will be carried at the historical cost of the acquired entity. The Company’s board of directors and shareholders maintain control of the Company after this merger and as a result the Company has been determined to be the acquirer of the Subsidiary.

Skreem Records Corporation
(A Development Stage Company)
Consolidated Balance Sheet
As of September 30, 2007 and December 31, 2006
(Unaudited)

	September 30, 2007		December 31, 2006
ASSETS:
Current assets:
Cash	$4,409		$-
Inventory	26,674		-
Prepaid expense	584		-
Total current assets	31,667		-

Due from shareholder	6,000		-
Property and Equipment	398,180		-
Deposit	6,000		-
TOTAL ASSETS	$441,847	$	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$35,879		$-
Notes payable - related party	278,017		-
Total Current Liabilities	313,896		-

TOTAL LIABILITIES	313,896		-

Stockholders' Equity:
Common Stock, $.001 par value; 50,000,000 shares authorized, 28,590,000 issued and outstanding	28,590		18,200
Stock subscription receivable	-		(18,200)
Additional paid in capital	172,077		-
Deficit accumulated during the development stage	(72,716)		-

Total Stockholders' Equity	127,951		-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$441,847		$-

The accompanying notes are an integral part of these financial statements.

Skreem Records Corporation and Subsidiary
(A Development Stage Company)
Consolidated Statements of Operations
For the Three and Nine Month Periods Ended September 30, 2007 and the Period From
May 10, 2006 (Inception) Through September 30, 2007
(Unaudited)

	Three Months Nine Months Ended September 30, 2007		May 10, 2006 Through September 30, 2007

Expenses:
General and administrative expenses	$39,217	$72,716	$72,716

Total Operating Expenses	39,217	72,716	72,716

Net Loss	$(39,217)	$(72,716)	$(72,716)

Net Loss per Common Share - Basic and Diluted	$0.00	$0.00

Per Share Information:
Weighted Average Number of Common Stock
Shares Outstanding - Basic and Diluted	22,006,618	28,448,913

The accompanying notes are an integral part of these financial statements.

Skreem Records Corporation and Subsidiary
(A Development Stage Company)
Consolidated Statement of Cash Flows
For the Nine Month Period Ended September 31, 2007 and
the Period From May 10, 2006 (inception) Through September 30, 2007
(Unaudited)

	Nine Months	May 10, 2006 (inception)
	Ended	to
	September 30, 2007	September 30, 2007
Cash Flows from Operating Activities:
Net Income	$(72,716)	$(72,716)
Adjustments to reconcile net loss to cash used in operating activities:
Pre-acquisition start up costs	1,616	1,616
Changes in:
Inventory	(26,674)	(26,674)
Prepaid expenses	(584)	(584)
Accounts payable and accrued liabilities	27,665	27,665

Net Cash Flows Used in Operations	(70,693)	(70,693)

Cash Flows from Investing Activities:

Purchase of fixed assets	(21,346)	(21,346)
Expenditures on construction in progress	(72,801)	(72,801)

Net Cash Flows Used in Investing activities	(94,147)	(94,147)

Cash Flows from Financing Activities:

Borrowings on demand notes	128,036	128,036
Borrowings on revolving credit	8,213	8,213
Issuance of shareholder advance	(6,000)	(6,000)
Proceeds from sale of stock	39,000	39,000

Net Cash Flows Provided by Financing activities	169,249	169,249

Net Increase in Cash	4,409	4,409

SUPPLEMENTARY INFORMATION
Interest Paid	$-	$-
Taxes Paid	$-	$-

 The accompanying notes are an integral part of these financial statements.

Supplemental schedule of noncash investing and financing activities:

The Company acquired all of the assets of Skreem Studios, LLC in exchange for stock and debt. In conjunction with the acquisition acquisition, assets, debt and stock issued were as follows:
Net value of assets acquired	$236,648
Increase in demand notes	(93,181)
Equity issued	(1,000,000)
856.533
Net cash paid	$-

Skreem Records Corporation and Subsidiary
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity
For the Period From May 10, 2006 (inception) Through September 30, 2007
(Unaudited)

					Deficit
					Accumulated
			Stock	Additional	During the	Total
	Common Stock		Subscription	Paid	Development	Stockholders'
	Shares	Amount	Receivable	In Capital	Stage	Equity

Inception - May 10, 2006	-	$-	$-	$-	$-	$-
Issuance of founders shares	18,200,000	18,200	(18,200)	-	-	-
Net loss for the year	-	-	-	-	-	-
Balances - December 31, 2006	18,200,000	18,200	(18,200)	-	-	-
Shares issued to acquire Skreem Studios	10,000,000	10,000	-	990,000	-	1,000,000
Payment of subscription receivable	-	-	18,200	-	-	18,200
Proceeds from sale of stock	390,000	390	-	38,610	-	39,000
Purchase price allocation	-	-	-	(856,533)	-	(856,533)
Net loss for the period	-	-	-	-	(72,716)	(72,716)
Balances - September 30, 2007	28,590,000	$28,590	$-	$172,077	$(72,716)	$127,951

The accompanying notes are an integral part of these financial statements.

Skreem Records Corporation and Subsidiary
Notes to Consolidated Financial Statements
(A Development Stage Company)
 (Unaudited)
1. Summary of Significant Accounting Policies

Skreem Records Corporation (the Company) was formed on March 10, 2006, but was dormant through December 31, 2006. , but was dormant and did not commence operations until April 1, 2007 when it acquired a 100% interest in Skreem Studios LLC (“the Subsidiary”). Skreem Studios LLC was formed on October 7, 2005 as a limited liability company with the beneficial interest held by two of the Company’s shareholders, Jeffrey Martin and Tony Harrison. The Subsidiary initiated pre-commencement activity in May 2006, renting a studio facility, acquiring equipment, building out two studios and incurring other pre-operational expenses but was primarily dormant prior to the acquisition. On April 1, 2007 the Company acquired the Subsidiary and commenced business operations.

The Company’s business is to search for recording talent, sign the talent to contracts, and to promote and fund the talent. The Company may incur costs to develop unrecognized talent such as vocal coaching, choreography, fitness training, clothing, hair design, transportation and living expenses. Additionally, the company may incur these costs as well as promotional, tour costs and recording costs for established talent as well as its developed talent. Revenue is generated through sales of recordings, performance fees, management fees, merchandising and publishing royalties. Through these revenue sources the Company recovers the cost it has invested in the talent and then shares in a percentage of the excess proceeds according to the terms of individual contracts.

The Subsidiary’s business is the operation of a recording studio. The Subsidiary will generate revenue by providing the facility and related recording services to unrelated talent. The Subsidiary leases two studio facilities located at 7648 Southland Boulevard, Orlando, FL, Suite/Studio 104 and Suite/Studio 105. The operating activity in Studio 105 occurs in partnership with an otherwise unrelated entity, The 66 East Music Group, Inc. d/b/a Nu Metropolis Studios (Partner). Under the terms of this partnership agreement, the Subsidiary exclusively manages and operates the studio, both the Subsidiary and its Partner have use of the facility at no charge, and 40% of the net profits from Studio 105 are paid to the Partner. The Subsidiary owns and will operate Studio 104 independent of the partnership agreement under which Studio 105 operates.

Basis of Presentation

The Company follows accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiary, Skreem Studios LLC (Subsidiary). All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. Skreem considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, and collectability is reasonably assured. Revenue that is billed in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of September 30, 2007, there were no cash equivalents.

Inventory

Inventory consists of capitalized master production costs and finished product purchased for resale and is valued at the lower of cost or market, on the first-in, first-out method. Capitalized master production costs include capitalizable direct negative costs, production overhead, interest, development costs, and acquired production costs, and are stated at the lower of cost, less accumulated amortization, or fair value. Capitalized master production costs are expensed based on the ratio of the current period’s gross revenues to estimated remaining total gross revenues from all sources on an individual production basis. Development costs for projects that have been determined will not go into production or have not been set for production within three years are written off. Estimates of total gross revenues can change significantly due to a variety of factors, including advertising rates and the level of market acceptance of the production. Accordingly, revenue estimates are reviewed periodically and amortization is adjusted, if necessary. Such adjustments could have a material effect on results of operations in future periods.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard (“SFAS”) No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Property, Equipment and Improvements

Property and equipment are stated at cost. Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred. Fully depreciated assets are carried on the books until the date of disposal. Property sold or retired, and the related gain or loss, if any, is taken into income currently. Property that costs less than $500 is expensed as incurred.

Depreciation is calculated on the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years for equipment and furnishings and over the life of the lease for leasehold improvements. As of September 30, 2007, the Subsidiary’s recording studio’s operations had not yet commenced, the associated property, equipment and improvements were not yet placed in service and no depreciation and amortization expense was recorded.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Fair Value of Financial Instruments

Financial instruments, including cash, receivables, accounts payable, and notes payable are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with market rates.  No adjustments have been made in the current period.

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of September 30, 2007, the Company has a deferred tax benefit approximating $25,450 which consists entirely of federal and state net operating losses generated by the current period tax losses. The Company has provided a valuation allowance for the full amount of the deferred tax benefit because the Company does not have a history of taxable earnings and is a development stage enterprise. Additionally, the reconciliation of the Company’s current tax benefit from 35% for federal tax rate to 0% for book purposes consists entirely of the change in the valuation allowance.

Basic and Diluted Net Income Per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.

Stock Based Compensation

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Statement of Financial Accounting Standards no.123(R) or SFAS No. 123(R), Share-Based Payments, and Staff Accounting Bulletin No. 107, or SAB 107, Share-Based Payments.  The company accounts for the stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, or SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments with Variable Terms That Are Issued for Consideration other Than Employee Services under FASB Statement no. 123.

The Company did not grant any stock options during the period ended September 30, 2007.

Advertising

Advertising costs are generally expensed as incurred. Total advertising cost for the nine month period ended September 30, 2007 was $3,700.

Recent Accounting Pronouncements

Skreem does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

2. Going Concern

Skreem’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. The Company has insufficient working capital to meet operating needs for the next twelve months as of September 30, 2007, all of which raise substantial doubt about Skreem’s ability to continue as a going concern.

3.  Notes Payable - Related Party

Short term debt as of September 30, 2007 consisted of the following demand notes:

Various unsecured demand notes to the principal shareholder
with no stated interest rate; interest is being accrued at 8%	$193,817

Various unsecured demand notes to a business owned and
controlled by the principal shareholder with a stated interest
rate of 8%	80,700

An unsecured demand note to a corporation controlled by
the principal shareholder with a stated interest rate of 8%	3,500

$278,017

4.  Capital Stock

In May 2006, the Company authorized the issuance of 18,200,000 shares of common stock to the Company’s founders.

As of December 31, 2006, the funding of the founders’ shares is recognized as subscription receivable.

In the months of April through June 2007, the payment for founders’ shares subscriptions receivable was received.

On April 1, 2007, 10,000,000 shares of common stock were issued in exchange for 100% interest in Skreem Studios, LLC (Subsidiary). The value of the shares issued using the PPM price of $0.10 per share was $1,000,000. Due to the common control of the entities involved the excess consideration provided of $856,533 has been recorded as a decrease of additional paid in capital. The net assets of the subsidiary on that date of purchase was $236,648. See note 9 for additional disclosure.

In the months of April through September 2007, 390,000 shares were sold and issued in a private placement for $0.10 per share resulting in cash received in the amount of $39,000.

5.	Related Party Transactions

The Company utilizes at no cost an office facility at 11637 Orpington Street, Orlando, FL. This facility contains 2,000 square feet of office space and is owned by the Company’s majority shareholder. The approximate fair market value of the use of this space is $12,000 per year. This cost is not reflected in the financial statements of the Company.

All of the debt financing and related interest expense for the Company and its Subsidiary have been provided by and paid or accrued to the principal shareholder or entities controlled by him. See the note regarding short-term debt for details.

An advance to shareholder/Vice-President in the amount of $6,000 was outstanding at September 30, 2007.

6.	Commitments and Contingencies

The Subsidiary leases two studio/suites. Prior to the commencement of operations, the costs of the leased are capitalized along with the direct improvement costs. Subsequent to the commencement of operations, the capitalized costs will be amortized over the remaining life of the lease and the current costs will be expensed as incurred. The three-year lease on studio/suite 104 expires on May 31, 2009 and the five-year assumed lease on studio/suite 105 expires on May 31, 2009. Accumulated capitalized lease payment costs on studio/suites 104 and 105 from inception through September 30, 2007 are $35,028 and $30,409, respectively. The minimum future lease payments for these non-cancellable leased studio/suites as of September 30, 2007 are as follows:

Year ended September 30, 2008	$55,695

Year ended September 30, 2009	37,189

Total	$92,884

7.  Inventory

The inventory balance at September 30, 2007 was $26,674 and consists entirely of capitalized master production costs for one video product to be produced and sold starting in 2008.

8.  Equipment

Property and equipment at September 30, 2007 and December 31, 2006 are as follows:

	September 30, 2007	December 31, 2006
Furniture, fixtures and office
equipment	$243,828	$-
Leasehold improvements	154,352	-
Less accumulated depreciation	-	-
Total	$398,180	$-

As of September 30, 2007, the Subsidiary’s recording studio’s operations had not yet commenced, the associated property, equipment and improvements were not yet placed in service and no depreciation and amortization expense was recorded.

9.  Business Combination

On April 1, 2007, the Company purchased Skreem Studios LLC (“the Subsidiary”) for 10,000,000 shares of the Company’s common stock valued at $1,000,000 based upon a PPM price of $0.10 and an increase in notes payable of $93,181. The subsidiary was controlled by our founding shareholder and due to the entities being under common control the excess purchase price over the net asset value has been recorded as a decrease in additional paid in capital and retained deficit.

The shareholders of the Company maintained control of the subsidiary before and after the purchase and as a result of considering this and other relevant criteria in FASB statement number 141 the Company has been determined to be the accounting acquirer.

Due to the primarily dormant nature of the subsidiary prior to April 1, 2007 the results for the period ended September 30, 2007 and December 30, 2006 would not have materially deferred and as a result pro-forma information is not presented in these financial statements.

The purchase price of $1,093,181 ($1,000,000 of stock and a note increase of $93,181) has preliminarily been allocated as follows:

PP & E	$236,648
Additional paid in capital	856,533

Total	$1,093,181

10.  Subsequent events

No subsequent events.

Under the private placement discussed in note 4 above the Company has sold 750,050 shares of common stock at $0.10 per share resulting in proceeds of $75,050 subsequent to September 30, 2007.

Skreem Records Corporation

2,000,000 Shares
Common Stock

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until December 31, 2008, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

January 15, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees and Agents.
The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Florida law. Florida law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Florida General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Florida General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's by-laws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Florida law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
Commission registration fee	$286.81
Legal fees and expenses (1)	$50,000.00
Accounting fees and expenses	$25,000.00
Miscellaneous (1)	$2,500.00
Total (1)	$77,786.81

(1) Estimated.

Item 26. Recent Sales of Unregistered Securities.

We have issued shares for services or other reasons as indicated as follows:

For the period from April 1, 2007 through December 31, 2007, Skreem Records Corporation has sold pursuant to a private placement 1,185,500 shares of common stock @ $0.10 per share and raised a total of $ 118,550.00 pursuant to a private placement as follows:

A chart of the shares issued pursuant to the above transaction follows:

	Number of Shares	Percentage of
Identity of Stockholder or Group	beneficially owned (1)	Shares Owned
James McDaniels	150,000	*
Joshua Dodd	50,000	*
Norman Dodd	30,000	*
Brian Robinson	80,000	*
Sterling LLC	345,000	*
Greg Reynolds	20,000	*
Dominic Dad	10,000	*
Bobby Clark	20,000	*
John Harris	250,000	*
John Shelley	100,000	*
Timothy Giroux	88,500	*
Rose Ndwigah-Mwangi	42,000	*

* Less than 5% of the total issued and outstanding prior to any shares being sold from the offering

With respect to the private placements, Skreem Records Corporation relied upon Section 4(2) of the Act and Rule 506 of Regulation D for these transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding “accredited investors”), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitation on resale and (vi) each of the parties is a sophisticated purchaser and had full access to the information on Skreem Records Corporation necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

Item 27. Exhibits and Financial Statement Schedules.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description of Exhibit
3.1 (2)	Certificate of Incorporation of Skreem Records Corporation
3.2 (2)	Certificate of Amendment to Certificate of Incorporation
3.3 (2)	By-laws of Skreem Records Corporation
5.1 (1)	Opinion of Michael S. Krome, Esq.
23.1 (1)	Consent of McElravy, Kinchen & Associates, Independent Auditor
23.2 (1)	Consent of Michael S. Krome, Esq. (included in Exhibit 5.1)

(1)	Filed herewith

Item 28. Undertakings.
The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of Orlando, State of Florida, on January 11, 2008.

Skreem Records Corporation

By:	/s/ Tony Harrison
President and Principal Executive Officer and Director
Title

By:	/s/ Karen Aalders
Secretary, Treasurer and Principal Accounting/Financial Officer and Director

POWER OF ATTORNEY

The undersigned directors and officers of Skreem Records Corporation, hereby constitute and appoint Tony Harrison and Justin Martin, each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tony Harrison	President Principal	January 15, 2008
Tony Harrison	Accounting/Financial Officer and Director

/s/ Justin Martin	Vice President and Director	January 15, 2008
Justin Martin

/s/ Karen Aalders	Treasurer and Secretary	January 15, 2008
Karen Aalders	Accounting/Financial Officer and Director